UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

March 25, 2011
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 22, 2011, Schiff Nutrition International, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal 2011 third quarter, which ended on February 28, 2011.  This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by the registrant on March 22, 2011 to correct certain demographic statistics contained in such press release and in a publicly-accessible conference call with the public on the same day.  The correct demographic statistics based on U.S. Census data are that the number of consumers aged 55 and over is expected to increase 2.5 percent per year on an annualized basis over the next ten years, from approximately 77 million to approximately 98 million.  A copy of the corrected press release, which was reissued March 25, 2011, is attached hereto as Exhibit 99.1.  The corrected press release supersedes and replaces the March 22, 2011 press release in its entirety.

The foregoing, and the attached press release, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions, current expectations, estimates, and projections.  These statements are subject to known and unknown risks and uncertainties, certain of which are beyond the company’s ability to control or predict, and therefore, actual results may differ materially.  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date hereof.  Schiff Nutrition disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  You are cautioned not to place undue reliance on these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d)          Exhibits

99.1  Press Release dated March 25, 2011

The information in this report (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or the Securities and Exchange Commission’s rules and regulations, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ JOSEPH W. BATY
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: March 25, 2011

INDEX TO EXHIBITS

Item Number	Exhibit
99.1	Press Release dated March 25, 2011